POWER OF ATTORNEY

         Know all by these presents, that the undersigned, in the undersigned's capacity as a director of Sport Supply Group, Inc. f/k/a Collegiate Pacific Inc. (the "Company"), hereby constitutes and appoints each of Adam Blumenfeld, John Pitts, Terrence M. Babilla and Brenda Crawford for so long as each is employed by the Company, acting singly, as the true and lawful attorney-in-fact of the undersigned to:

         (1) Execute for and on behalf of the undersigned Forms 3, 4, and 5 with respect to the securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

         (2) Apply for EDGAR codes on behalf of the undersigned to enable electronic filings with the United States Securities and Exchange Commission (the "SEC");

         (3) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

         (4) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or if legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted above, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers hereby granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the beneficial ownership of securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and the Company.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of April, 2008.



                                  /s/ William M. Lockhart
                                  --------------------------
                                  Name:  William M. Lockhart